CENTERPOINT ENERGY 2005 DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)

Partial Termination Amendment
WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), maintains the CenterPoint Energy 2005 Deferred Compensation Plan, as amended and restated effective January 1, 2009 (the “Plan”);
WHEREAS, pursuant to Section 7.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend or terminate the Plan at any time;
WHEREAS, certain Participants of the Plan (the “Enable Participants”) experienced a change in control event (as defined in Treas. Reg. § 1.409A-3(i)(5)) on December 2, 2021 in connection with the acquisition of Enable Midstream Partners, LP (“Enable”) by Energy Transfer LP (the “Enable CIC Event”);
WHEREAS, the Company desires to irrevocably terminate and liquidate the Plan with respect to each Enable Participant in accordance with Treas. Reg. § 1.409A-3(j)(4)(ix)(B); and
WHEREAS, on February 16, 2022 (the “Approval Date”), the Board approved such termination and liquidation of the Plan, and this amendment to the Plan, and also approved, with respect to each Enable Participant, the termination and liquidation of all agreements, methods, programs and other arrangements sponsored by the Company or an affiliate immediately after the CIC Event which deferrals of compensation are, together with deferrals under the Plan, treated as deferred under a single plan under Treas. Reg. § 1.409A-1(c)(2) so that all Enable Participants are required to receive all amounts of compensation deferred under such terminated agreements, methods, programs, and other arrangements within 12 months of the Approval Date;
NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of March 1, 2022 (the “Termination Date”):
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1.The Plan is hereby irrevocably terminated with respect to each Enable Participant.
2.As soon as administratively practicable after the Termination Date, and in no event later than 12 months following the Approval Date, the benefit under Plan for each Enable Participant shall be irrevocably liquidated and paid to the Enable Participant in a single lump sum cash payment.
3.It is intended that the termination of the Plan with respect to the Enable Participants as set forth herein shall comply with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix)(B), and this amendment shall be interpreted and administered consistent therewith.
4.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, this 24th day of February, 2022, but effective as set forth above.

CENTERPOINT ENERGY, INC. By:/s/ David J. Lesar David J. Lesar President and Chief Executive Officer
ATTEST:
/s/ Vincent A. Mercaldi
Vincent A. Mercaldi
Assistant Corporate Secretary
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